Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2012 (except for the Consolidated Statements of Operations and Note 11 “Discontinued Operations,” as to which the date is August 31, 2012) in Amendment No. 6 to the Registration Statement (Form S-11 No. 333–177904) and related Prospectus of Spirit Realty Capital, Inc. (formerly known as Spirit Finance Corporation) for the registration of its common stock.

/s/ Ernst & Young LLP

Phoenix, Arizona

August 31, 2012